VANGUARD MORGAN GROWTH FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                           Effective September 1, 2002

     This Addendum amends Section 4 of the Investment Advisory Agreement dated April 1, 1996, and amended May 1, 1998 between Vanguard MORGAN GROWTH FUND (the "Fund") and FRANKLIN PORTFOLIO ASSOCIATES LLC ("FPA") as follows.

4. Compensation of FPA. For the services to be rendered by FPA as provided in this Agreement, the Fund will pay to FPA at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the FPA Portfolio for the quarter:

                  .25% on the first $100 million of net assets; .20% on the next $200 million of net assets; .15% on the next $200 million of net assets; .10% on the next $500 million of net assets; .08% on the next $4 billion of next assets
                  .06% on the net assets in excess of $5 billion.

     Subject to the Transition Rule described in Section 4.1, the Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the FPA Portfolio relative to the investment performance of the Russell Mid-Cap Growth Index. The investment performance of the FPA Portfolio will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Russell Mid-Cap Growth Index for the same time period. The Adjustment applies as follows:

Cumulative 36-Month Performance of the FPA  Performance Fee Adjustment as a
Portfolio vs. the Russell Mid-Cap Growth Index      Percentage of the Basic Fee*
----------------------------------------------      ----------------------------

Trails by -6% or more                                -0.80 x Basic Fee
Trails by more than -3% but less than -6%            -0.40 x Basic Fee
Trails/Exceeds from -3% to 3%                         0.00 x Basic Fee
Exceeds by more than 3% but less than 6%             +0.40 x Basic Fee
Exceeds by 6% or more                                +0.80 x Basic Fee
------------------
         * For purposes of determining the Adjustment, the quarterly rate is applied against the net assets of the FPA Portfolio averaged over the same time period for which the performance is measured.

4.1. Transition Rule for Calculating FPA's Compensation. The fee structure described in Section 4 will not be fully operable until the quarter ending September 30, 2005. Until that date, the Adjustment will be determined by linking the investment performance of the Russell Mid-Cap Growth Index and that of the Growth Fund Stock Index.
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1.   Quarter Ending September 30, 2002. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the eleven quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month ending September 30, 2002.

2. Quarter Ending December 31, 2002. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the ten quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and one quarter ending December 31, 2002.

3. Quarter Ending March 31, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the nine quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and two quarters ending March 31, 2003.

4. Quarter Ending June 30, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the eight quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and three quarters ending June 30, 2003.

5. Quarter Ending September 30, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the seven quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and four quarters ending September 30, 2003.

6. Quarter Ending December 31, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the six quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and five quarters ending December 31, 2003.

7. Quarter Ending March 31, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the five quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and six quarters ending March 31, 2004.

8. Quarter Ending June 30, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the four quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and seven quarters ending June 30, 2004.
9. Quarter Ending September 30, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the three quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and eight quarters ending September 30, 2004.
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10.  Quarter Ending December 31, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the two quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and nine quarters ending December 31, 2004.

11. Quarter Ending March 31, 2005. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the one quarter and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and ten quarters ending March 31, 2005.

12. Quarter Ending June 30, 2005. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and eleven quarters ending June 30, 2005.

13.  Quarter Ending September 30, 2005.  The benchmark transition is complete.

No Effect on Other Provisions. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated April 1, 1996 remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 22nd day of July, 2002.


ATTEST:                             VANGUARD MORGAN GROWTH FUND

By /s/ Sarah Buescher               _______/s/______________________________
                                    Chairman, CEO and President


ATTEST:                             FRANKLIN PORTFOLIO ASSOCIATES, LLC

By ____/s/___________________       By ___/s/_______________________________

                                    Title CEO & President


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